Exhibit 99(a)(4)


                  Offer to Purchase for Cash
            All Outstanding Shares of Common Stock
              (including the associated Rights)

                             of

                   CHEYENNE SOFTWARE, INC.

                             at

                    $30.50 Net Per Share

                             by

                 TSE-TSEHESE-STAESTSE, INC.
                a wholly owned subsidiary of

            COMPUTER ASSOCIATES INTERNATIONAL, INC.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK

CITY TIME, ON FRIDAY, NOVEMBER 8, 1996, UNLESS THE OFFER IS EXTENDED.



     October 11, 1996

To Brokers, Dealers, Commercial Banks, Trust Companies and Other

Nominees:

          We are enclosing the material listed below in connection

with the offer by Tse-tsehese-staestse, Inc., a Delaware corporation

("Merger Subsidiary") and a wholly-owned subsidiary of Computer
Associates International, Inc., a Delaware corporation, to purchase all outstanding shares of Common Stock, par value $.01 per share, of

Cheyenne Software, Inc., a Delaware corporation (the "Company"),

including the associated Preferred Share Purchase Rights (the "Rights")

issued pursuant to the Rights Agreement, dated as of April 15, 1996, as amended, between the Company and Continental Stock Transfer & Trust

Company, as Rights Agent (the shares and the Rights collectively referred to as the "Shares"), at $30.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in Merger

Subsidiary's Offer to Purchase, dated October 11, 1996 (the "Offer to

Purchase"), and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the

"Offer").

          For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1.   Offer to Purchase;

2. Letter of Transmittal for your use and for the information of your clients;

3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary by the Expiration
Date (defined in Section 1 of the Offer to Purchase) or

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if the procedure for book-entry transfer cannot be
completed by the Expiration Date;

4. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

5.   Guidelines for Certification of Taxpayer
Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding; and

6. Return envelope addressed to The Bank of New York, the Depositary.

          WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00

MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER, 8, 1996, UNLESS THE

OFFER IS EXTENDED.

          In order to take advantage of the Offer, (i) a properly

completed and duly executed Letter of Transmittal (or facsimile thereof)

or an Agent's Message (defined in Section 2 of the Offer to Purchase) in connection with a book-entry delivery of Shares, and all other required documents should be sent to the Depositary, and (ii) either certificates representing the tendered Shares should be delivered to the Depositary,

or such Shares should be tendered by book-entry transfer into the

Depositary's account maintained at one of the Book-Entry Transfer

Facilities (described in Section 3 of the Offer to Purchase), all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

          Merger Subsidiary will not pay any fees or commissions to

any broker or dealer or other person (other than the Information Agent and the Depositary as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer.  Merger Subsidiary will,

however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.  Merger Subsidiary will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of

Transmittal.

          Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                   Very truly yours,

                                   TSE-TSEHESE-STAESTSE, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE

YOU THE AGENT OF TSE-TSEHESE-STAESTSE, INC., COMPUTER ASSOCIATES

INTERNATIONAL, INC., THE INFORMATION AGENT OR THE DEPOSITARY OR ANY

AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY

DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION


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WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS  AND THE STATEMENTS

CONTAINED THEREIN.